UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

Lorillard, Inc.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	24708-7018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 335-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Shareholders of Lorillard, Inc. (the “Registrant”) held on Thursday, May 21, 2009, shareholders approved the Lorillard, Inc. 2008 Inventive Compensation Plan (the “2008 Plan”). For a description of the terms and conditions of the 2008 Plan, see “Description of the Lorillard, Inc. 2008 Incentive Compensation Plan” under “Proposal No. 2 – Approval of the Lorillard, Inc. 2008 Incentive Compensation Plan” in the Registrant’s proxy statement for its 2009 Annual Meeting of Shareholders (filed on April 8, 2009, file no. 001-34097, the “Proxy Statement”), which description is incorporated herein by reference. A copy of the 2008 Plan also is filed as Appendix B to the Proxy Statement for its 2009 Annual Meeting of Shareholders.

Item 8.01. Other Items.

On May 21, 2009, the Registrant issued press releases regarding a share repurchase program and its intention with respect to proceeding with a debt financing and the results of the 2009 Annual Meeting of Shareholders. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K (the “Form 8-K”).

The information disclosed under this Item 8.01 of this Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release regarding share repurchase program and debt financing, dated May 21, 2009.

99.2	Press release regarding the results of the 2009 Annual Meeting of Shareholders, dated May 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

	By:	/s/ David H. Taylor

David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: May 21, 2009

EXHIBIT INDEX

99.1	Press release regarding share repurchase program and debt financing, dated May 21, 2009.

99.2	Press release regarding the results of the 2009 Annual Meeting of Shareholders, dated May 21, 2009.